Exhbit 99.1
NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
STEVEN P. DUSSEK TO JOIN NII HOLDINGS AS CHIEF EXECUTIVE OFFICER
Steve Shindler remains as Executive Chairman
NII HOLDINGS EXCEEDS 2007 NET SUBSCRIBER ADDITIONS GUIDANCE
Company added a record 1,288,300 net subscribers in 2007
NII HOLDINGS COMPLETES CURRENT SHARE REPURCHASE PROGRAM AND ANNOUNCES AN ADDITIONAL $500 MILLION
SHARE REPURCHASE PROGRAM
RESTON, Va. — January 8, 2008 — NII Holdings, Inc. [NASDAQ: NIHD] today announced that Steven P. Dussek will join the company as Chief Executive Officer effective February 11, 2008. The Company also announced today that it exceeded its 2007 guidance for net subscriber additions and that it has completed its previously announced $500 million share repurchase program and has authorized an additional $500 million share repurchase program.
Steve Dussek joins NII after his successful tenure as President and Chief Executive Officer of Dobson Communications Corporation. While at Dobson, Dussek led the company to profitability and expanded operating margins from 32% to 39%, while increasing revenues from $1 billion to an annualized rate of over $1.5 billion prior to Dobson’s acquisition by AT&T. Under his leadership, Dobson’s market capitalization grew from $400 million to $2.8 billion at the time of its sale to AT&T. He is well acquainted with NII having served as a member of NII Holdings’ Board of Directors since 1999 and as Chief Executive Officer and Chief Operating Officer of NII in 1999 and 2000 while it was a subsidiary of Nextel Communications, Inc. Dussek joins the NII executive team working closely with Steve Shindler, who will remain as Executive Chairman of NII Holdings.

Exhibit 99.1
“We are thrilled to have someone of Steve’s caliber join the NII team as CEO,” said Steve Shindler, NII’s Chairman and CEO. “Knowing and working with Steve over the past 20 years, I am confident that he will add energy, depth and strong leadership to our team as we pursue the numerous growth opportunities in our markets. Steve’s success at Dobson and his experience and operating expertise in the wireless communications industry, and in particular his knowledge and expertise at NII Holdings both as one of our directors and previously as one of our executives, will be a great asset and an immediate benefit to all of NII’s stakeholders,” he added
“I am extremely excited to join Steve Shindler and the rest of NII’s strong management team and to work with a company with such tremendous potential,” said Steve Dussek. “I look forward to building on and continuing NII’s history of solid execution as it pursues the numerous opportunities for profitable growth.”
Prior to his role as President and Chief Executive Officer at Dobson Communications, Dussek served as Executive Vice President and Chief Operating Officer for Nextel Communications, Inc. During his tenure at Nextel from 1996 to 2001, Mr. Dussek was a major contributor in driving Nextel’s growth from 800,000 to more than 7 million subscribers. He also played a key leadership role in building Nextel’s industry-leading ARPU position and helped to restructure the customer service organization to be more customer-focused, resulting in Nextel achieving one of the lowest customer churn rates in the U.S. wireless industry. He also served as president of Nextel’s West Region from 1996 to 1998, which at that time was its largest region.
Mr. Dussek came to Nextel from AT&T Wireless Services, where he served as Vice President and General Manager of New Markets/Northeast Region for its PCS division, and previously held positions with Paging Networks, Inc, McCaw Cellular and MCI Airsignal.
NII exceeds 2007 guidance for net subscriber additions
NII also announced that it will report full year 2007 net subscriber additions of approximately 1,288,300, exceeding its previously announced guidance for the year and representing a 38% increase in net subscriber additions compared to 2006. This subscriber growth, which was achieved despite a slightly higher consolidated monthly churn rate that is expected to be about 1.7% for the fourth quarter of 2007, resulted in an ending subscriber base of approximately 4,728,600 subscribers, a 37% increase from the 2006 ending subscriber base. The 2007 results reflect the addition of approximately 341,000 net subscribers to NII’s network in the fourth quarter, a 35% increase as compared to the fourth quarter 2006. Contributing to the subscriber growth in the fourth quarter, Nextel Mexico generated an approximate 8% lift in net subscriber additions in the fourth quarter relative to the third quarter 2007.
“I am proud of our team and the accomplishments for both the quarter and full year 2007,” Shindler said. “Our team successfully faced the challenges and delivered 37% growth in our subscriber base in 2007 while remaining true to our disciplined focus on profitable growth and maintaining operating metrics that lead the industry in our region,” he added.
Additional details regarding NII’s financial and operating performance are expected to be announced when it reports its results for the fourth quarter of 2007 and for the full year in an earnings release that is expected to be issued in late February. Details regarding the timing of the issuance of that release and the related conference call are expected to be announced in late January.

Exhibit 99.1
NII completes $500 million 2007 share repurchase program and announces an additional $500 million share repurchase program
NII also announced today that during the fourth quarter it purchased approximately $170 million in value of its common stock completing it’s previously announced $500 million stock repurchase program that was initiated in May 2007. In that program, the Company purchased a total of 7,401,543 shares of its common stock including 3,357,818 shares purchased in the fourth quarter. The Company also announced that its board of directors has authorized the Company to purchase up to an additional $500 million in value of its common stock under a new stock repurchase program.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico, Peru and Chile, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at http://www.nii.com.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., a wholly-owned subsidiary of Sprint Nextel Corporation.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.